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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
NEON Systems, Inc.:



We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                      KPMG LLP


Houston, Texas
February 10, 1998